Exhibit 99.2

Investor Contact:

Joseph D. Gangemi

SVP & CFO

(610) 695-3676

Investor Contact:

Ronald Morales

(610) 695-3646

Media Contact:

Bronwyn Pait, Marketing

(610) 695-3630

Malvern Bancorp, Inc. Appoints Andrew Fish to its Board

PAOLI, Pa., October 27, 2016 (GLOBE NEWSWIRE) — Malvern Bancorp, Inc. (Nasdaq:MLVF), (the "Company"), parent company of Malvern Federal Savings Bank (the "Bank"), — today announced that Andrew Fish has been appointed to the boards of directors of the Company and the Bank. Mr. Fish is a Director of The Real Estate Equity Company (“TREECO”) in Englewood, New Jersey. Mr. Fish is responsible for leasing of the entire firm’s real estate portfolio, acquisitions and development projects. TREECO owns and manages over 1.5 million square feet of primarily class A shopping centers.

Prior to joining TREECO in 2009, Mr. Fish had been the director of leasing for Vornado Realty Trust. Mr. Fish is also currently a director of American Spraytech, Branchburg, New Jersey. During his career he served on various boards including Union Center National Bank’s Advisory Board, and the Board of the Englewood Chamber of Commerce.

In a joint statement, Howard Kent, Chairman of the Board and Anthony C. Weagley, President and CEO of Malvern Bancorp, Inc., and Malvern Federal Savings Bank, indicated that “We welcome a millennial talent such as Andrew to the Board which brings another dimension of diversity and perspective to our business. Andrew also has vast real estate experience to add to Malvern’s board, which is a growing and an important business segment of our company.”

Andrew holds a B.A. degree from Syracuse University, Whitman School of Management, and is also a graduate of the French Culinary Institute.

About Malvern Bancorp

Malvern Bancorp, Inc. is the holding company for Malvern Federal Savings Bank. Malvern Federal Savings Bank is a federally-chartered, FDIC-insured savings bank that was originally organized in 1887 and now serves as one of the oldest banks headquartered on the Philadelphia Mainline. For more than a century, Malvern has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect and integrity. The Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, as well as seven other financial centers located throughout Chester and Delaware Counties, Pennsylvania and a Private Banking Loan Production headquarters office in Morristown, New Jersey. Its primary market niche is providing personalized service to its client base.

The Bank, through its Private Banking division and strategic partnership with Bell Rock Capital, Rehoboth Delaware, provides personalized wealth management and advisory services to high net worth individuals and families. Our services include banking, liquidity management, investment services, 401(K) accounts and planning, custody, tailored lending, wealth planning, trust and fiduciary services, insurance, family wealth advisory services and philanthropic advisory services.

For further information regarding Malvern Bancorp, Inc., please visit our web site at http://ir.malvernfederal.com. For information regarding Malvern Federal Savings Bank, please visit our web site at https://www.malvernfederal.com.

Forward-Looking Statements

This press release contains certain forward looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Malvern Bancorp, Inc., and changes in the securities markets. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in beliefs, expectations or events.